Exhibit 99.1

Computer Software Innovations, Inc.

Compensation Committee Charter

Purpose:

The Compensation Committee (the “Committee”) of Computer Software Innovations, Inc. (the “Company”) is responsible for reviewing the performance and development of Company management in achieving corporate goals and objectives and assuring that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, corporate and individual performance, competitive practice and the requirements of appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer:

a.	the granting of stock options and other equity and incentive compensation awards;

b.	executive compensation;

c.	option and other incentive compensation plans; and

d.	the annual performance review of the Chief Executive Officer.

Composition:

The Committee will consist of not less than two directors, each of whom will be:

a.	an “independent director” as required by the rules of the NASDAQ Stock Market (“NASDAQ”),

b.	a non-employee director within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (the “SEC”); and

c.	an outside director within the meaning of Section 162(m) of the Internal Revenue Code.

Each appointed Committee member will be subject to annual reconfirmation and may be removed by the Board of Directors (the “Board”) at any time.

Outside advisors and counsel:

The Committee shall have the authority to retain such compensation consultants, benefit consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms. The costs of the services shall be borne by the Company.

Specific responsibilities:

The Committee shall have the duties set forth in the following annual checklist:

•	Review annually and approve the Company’s compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to Company growth and profitability.

•	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

•

Review annually and determine and approve the individual elements of total compensation for the Chief Executive Officer and all other officers within the meaning of Rule 16a-1(f) issued by the SEC (the “Officers”), and communicate in the annual Board Compensation Committee Report to stockholders the factors and criteria on which the Chief Executive Officer and all other Officers’ compensation for the last year was based.

•	Review and approve all disclosures concerning executive and director compensation to be included in the Company’s proxy statement and annual report filed with the SEC.

•	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s Officers.

•

Review and recommend compensation for non-employee members of the Board, including but not limited to the following elements: retainers, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

•

With sole and exclusive authority, make and approve stock option grants and other discretionary awards under the Company’s stock option and other incentive compensation plans to all persons who are Board members or Officers.

•

Grant stock options and other discretionary awards under the Company’s stock option and other equity or incentive compensation plans to other eligible individuals in the Company’s service. The Committee may delegate to one or more corporate officers designated by the Committee the authority to make grants to eligible individuals (other than any such corporate officer) who are not Officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any corporate officer to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

•

Amend the provisions of the Company’s stock option or other equity or incentive compensation plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

•	Approve for submission to the stockholders, as necessary, stock option or other incentive compensation plans or amendments thereto.

•

Oversee and periodically review the operation of all of the Company’s employee benefit plans, including but not limited to any Section 401(k) Plan. Responsibility for the day to day administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by Company personnel or outside contractors or fiduciaries.

•

Review matters related to management performance, compensation and succession planning (including periodic review and approval of Chief Executive Officer and other Officer succession planning) and executive development for executive staff.

•	Approve separation packages and severance benefits for Officers to the extent that the packages are outside ordinary plan limits.

•	Review this Committee Charter from time to time and recommend any changes to the Board.

Approved by the Board on August 9, 2007.